                                                                   EXHIBIT 10.15

                            ASSIGNMENT AND ASSUMPTION

                                    AGREEMENT

      This ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is made and entered into as of this 1st day of July, 2003 (the "Effective Date") by and between ARBOR COMMERCIAL MORTGAGE LLC (the "Assignor"), and Arbor Realty Limited Partnership (the "Assignee").

      WHEREAS, the. Assignor and Nomura Credit & Capital, Inc. (the "Buyer") have entered into a Master Repurchase Agreement dated as of November 18, 2002, as amended as of July 1, 2003 (the "Repurchase Agreement") between the Assignor and the Buyer.

      WHEREAS, the Repurchase Agreement permits the Assignor to assign its rights and obligations under the Repurchase Agreement as provided thereunder;

      WHEREAS, the Assignor, the Buyer and U.S. Bank National Association (the "Custodian") have entered into a Custodial Agreement dated as of November 18, 2002 (the "Custodial Agreement") for the custody, administration and servicing of Loans underlying Purchased Assets;

      WHEREAS, Section 7.7 of the Custodial Agreement permits the Assignor to assign its rights and obligations under the Custodial Agreement with the prior written consent of the other parties thereto; and

      WHEREAS, on or prior to the Effective Date, the Assignor will contribute to the Assignee the portfolio of Loans listed in Schedule 1 hereto, which Loans have an aggregate principal balance of $86,603,234.00 on the Effective Date (the "Contributed Loans") and, (ii) the Assignor will assign to the Assignee all its rights and obligations under the Repurchase Agreement, the Custodial Agreement and the other Program Documents (other than its rights and obligations to act as Servicer for the Loans), and the Assignee has agreed to accept the pledge, assignment and transfer of the foregoing.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      Capitalized terms used and not otherwise defined herein shall have the meaning assigned thereto in the Repurchase Agreement or the Custodial Agreement, as applicable.

      Section 1. AGREEMENTS

      1. Contribution, Assignment and Agreements. On or prior to the Effective Date, the Assignor shall contribute to the Assignee the Contributed Loans, and the Assignor shall assign to the Assignee all of its respective rights, privileges, and any other interests, and obligations, as Seller under the Repurchase Agreement, the Custodial Agreement and the other Program Documents; provided that (subject to the second proviso below) the Assignor shall not assign to the Assignee any interest in the loan on the Professional Tower (an office building located in Miami, Florida) (the "Tower Loan"), which Tower Loan has an outstanding principal balance of $10,584,492 on the Effective Date, and is collateralized by a $8,800,000 Bridge Loan and a $1,784,792 Mezzanine Loan; and provided further that the Repurchase Agreement shall be deemed to remain in effect with respect to the Tower Loan from the Effective Date through the date on which the repurchase transactions contemplated by the letter agreement dated July 1, 2003 (the "Letter Agreement") by the Assignor, the Assignee and certain of their Affiliates are consummated. So long as any Purchased Asset shall remain subject to the Repurchase Agreement, the Assignor shall continue to act as Servicer with respect to the Loans underlying such Purchased Asset for the benefit of Buyer pursuant to and in accordance with the terms of the Custodial Agreement, the Repurchase Agreement and the other Program Documents. Following the repurchase of a Purchased Asset by the Assignee from the Buyer on or after the Effective Date, and the termination of the Repurchase Agreement with respect to such Purchased Asset, the Servicer shall continue to act as Servicer with respect to the Loans underlying such Purchased Asset, pursuant to and in accordance with the terms of the Custodial Agreement. To the extent of any inconsistency between the Custodial Agreement and the Services Agreement dated as of July 1, 2003 among Arbor Realty Trust, Inc., the Assignee and the Assignor, the terms of the Custodial Agreement shall govern the servicing of Loans by the Assignor. The Buyer and the Custodian hereby consent to such assignment.

      2. Purchased Assets. The Assignor hereby agrees to take all action necessary to amend any existing, or file any new, Uniform Commercial Code financing statements, necessary to maintain the first priority security interest of the Buyer to and in the Collateral. On and as of the Effective Date, the Assignee shall assume liability for any payment or other obligations under the Repurchase Agreement and the other Program Documents, including but not limited to, its obligations relating to Margin Calls, repurchase of Purchased Assets, and the payment of the expenses of the Custodian, and the Assignor, in its capacity as Servicer for the Loans. In addition, on and as of the Effective Date, the Assignee shall become entitled to any Income pursuant to, and as permitted by, the Repurchase Agreement and the other Program Documents.

      3. Assumption. The Assignee hereby accepts the foregoing assignment, and hereby assumes and agrees to pay, perform or otherwise provide for any and all duties and obligations of the Assignor, as Seller, under and in accordance with the terms of the Repurchase Agreement, the Custodial Agreement and the other Program Documents.

      4. Further Assurances and Agreements. The Assignor and the Assignee further agree that, upon the reasonable request of the other or the Buyer, each will execute, acknowledge and deliver all such additional documents and instruments as may be reasonably necessary to carry out the purposes of this Agreement.

            The Assignor and the Assignee further understand and agree that the Events of Default set forth in Sections 18(q) and (r) of the Repurchase Agreement relating to change in Control and net worth have been amended as of July 1, 2003, pursuant to and as provided by Amendment No. One to the Repurchase Agreement.

      Section 2. REPRESENTATIONS AND WARRANTIES

      Each of the Assignor and the Assignee represents as of the Effective Date as follows:

      1. The Assignor and the Assignee each represents and warrants that the agreement attached hereto as Exhibit A is a true and accurate copy of the Repurchase Agreement. The Assignor represents and warrants that the Repurchase Agreement is in full force and effect as of the date hereof and the provisions of such Repurchase Agreement have not been waived, amended or modified (other than as therein provided), nor have notices of termination been given thereunder.

      2. The Assignor and the Assignee each represents and warrants that the agreement attached hereto as Exhibit B is a true and accurate copy of the Custodial Agreement. The Assignor represents and warrants that the Custodial Agreement is in full force and effect as of the date hereof and the provisions of such Custodial Agreement have not been waived, amended or modified (other than as therein provided), nor have notices of termination been given thereunder.

      3. Arbor Commercial Mortgage LLC, as Servicer, and the Assignee, as Seller pursuant to the Repurchase Agreement jointly and severally make, to the Buyer, Agent and each subsequent purchaser of the Loans, the representations and warranties set forth in Appendix A to the Custodial Agreement, and shall continue to make such representations as required under the Repurchase Agreement, the Custodial Agreement and the other Program Documents.

      The Assignor further warrants and represents to, and covenants with, the Assignee as of the date hereof as follows:

      1. The Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

      2. The Assignor has full power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Agreement is in the ordinary course of the Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor's certificate of formation or operating agreement or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignor or its property is subject. The execution, delivery and performance by the Assignor of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Assignor. This Agreement has been duly executed and delivered by the Assignor and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

      3. No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Agreement, or the consummation by it of the transactions contemplated hereby; and

      4. There is no action, suit, proceeding, investigation or litigation pending or, to the Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to the Assignor, would adversely affect the Assignor's execution or delivery of, or the enforceability of, this Agreement, or the Assignor's ability to perform its obligation under this Agreement.

      The Assignee further warrants and represents to, and covenants with, the Assignor as of the date hereof as follows:

      1. The Assignee is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to acquire, own, sell, repurchase and otherwise dispose of Purchased Assets;

      2. The Assignee has full power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Agreement is in the ordinary course of the Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee's limited partnership agreement or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject. The execution, delivery and performance by the Assignee of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary limited partnership action on the part of the Assignee. This Agreement has been duly executed and delivered by the Assignee and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

      3. No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Agreement, or the consummation by it of the transactions contemplated hereby;

      4. There is no action, suit, proceeding, investigation or litigation pending or, to the Assignee's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to the Assignee, would adversely affect the Assignee's execution or delivery of, or the enforceability of, this Agreement, or the Assignee's ability to perform its obligation under this Agreement;

      5. The Assignee agrees to be bound by all of the terms, covenants and conditions of the Repurchase Agreement, the Custodial Agreement and the other Program Documents;

      6. The Assignee is solvent and will not be rendered insolvent by the transactions contemplated by this Agreement and after giving effect to such transactions, the Assignee will not be left with an unreasonably small amount of capital with which to engage in its business; and

      7. The Assignee is not required to be registered as an "investment company" as defined under the Investment Company Act nor as an entity under the control of an "investment company" as defined under the Investment Company Act.

      Section 3. CONDITIONS PRECEDENT

      As conditions precedent to the execution and delivery of this Agreement and the issuance by the Buyer of its written consent to the assignment by the Assignor of all its rights and obligations as Seller under the Repurchase Agreement to the Assignee, the Buyer shall have received, in form satisfactory to the Buyer:

      1. This Agreement, duly authorized and executed by the Assignor, the Assignee and the Custodian;

      2. Evidence that all other actions necessary or, in the opinion of the Buyer, desirable to perfect and protect the Buyer's interest in the Purchased Assets and other Collateral have been taken, including, without limitation, the filing of new, or the amendment of existing, Uniform Commercial Code financing statements on Form UCC-1 or other applicable Form;

      3. Written confirmation by the Assignee, which shall be accompanied by a certificate of an authorized officer of the Assignor that (i) the Assignor has made, and the Assignee has received, the Contributed Loans, (ii) the offering described in that Preliminary Offering Memorandum dated June 27, 2003 with respect to the stock offering by Arbor Realty Trust, Inc. has been completed, and that a portion of the proceeds thereof has been contributed by Arbor Realty Trust, Inc. in cash to the Assignee, and that such cash contribution has been deposited in that certain bank account no. 7424022551 at North Fork Bank and (iii) any other related required payments under paragraphs (i) and (ii) above have been made and received by the appropriate parties;

      4. An opinion of Cullen and Dykman, counsel to the Assignee, as to the transactions contemplated by this Agreement, in a form satisfactory to the Buyer;

      5. A certified copy of the Assignee's limited partnership resolutions approving this Agreement and the Program Documents and Transactions thereunder (either specifically or by general resolution), and all documents evidencing other necessary limited partnership action or governmental approvals as may be required in connection with this Agreement and the Program Documents;

      6. An incumbency certificate of the Seller's general partner certifying the names, true signatures and titles of the Seller's representatives duly authorized to request Transactions hereunder and to execute this Agreement and the Program Documents, as applicable, and the other documents to be delivered hereunder;

      7. No Default or Event of Default shall have occurred, both immediately before and after the execution and delivery of this Agreement and the Program Documents by the Assignor and/or the Assignee, as applicable;

      8. Arbor Realty Trust, Inc. shall have issued a Guaranty in the form attached hereto as Exhibit A to guarantee the Obligations of the Assignee under the Repurchase Agreement and any other obligations of the Assignee under this Agreement; and

      9. As of the close of business on the Effective Date, the Assignee shall have a new worth of at least $140 million.

      Section 4. COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument, which may be sufficiently evidenced by one counterpart.

      Section 5. SUCCESSORS AND ASSIGNS

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assignees.

      Section 6. APPLICABLE LAW

      This Agreement shall be governed by, interpreted under and construed in accordance with the laws of the state of New York, without regard to the conflicts of law principles thereof.

                            (Signature Page Follows)

      IN WITNESS WHEREOF, the Assignor and the Assignee have executed and delivered this Agreement as of the day and year first above written.

                                    ARBOR COMMERCIAL MORTGAGE LLC

                                    By:     /s/ John Natalone
                                            -------------------------------
                                    Name:   John Natalone
                                            -------------------------------
                                    Title:  Vice President, Treasurer
                                            -------------------------------


                                    ARBOR REALTY LIMITED

                                    PARTNERSHIP

                                    By:     /s/ Frederick C. Herbst
                                            -------------------------------
                                    Name:   Frederick C. Herbst
                                            -------------------------------
                                    Title:  Chief Financial Officer
                                            -------------------------------

Acknowledged and Agreed:

                                    NOMURA CREDIT & CAPITAL, INC.


                                    By:     /s/ James K. Lieblich
                                            -------------------------------
                                    Name:   James K. Lieblich
                                            -------------------------------
                                    Title:  President
                                            -------------------------------

                                    U.S. BANK NATIONAL ASSOCIATION

                                    By:     /s/ Charles F. Pedersen
                                            -------------------------------
                                    Name:   Charles F. Pedersen
                                            -------------------------------
                                    Title:  Vice President
                                            -------------------------------

                                   Schedule 1

                             List of Assigned Loans

NOMURA ASSETS TRANSFERRING TO ART

PROPERTY               TYPE                     UPB            AMOUNT FINANCED
--------               ----                     ---            ---------------
CDS-Portfolio          Mezz                    $4,991,001.00       $3,743,250.75
Schron                 Mezz                   $10,800,000.00       $8,468,177.40
Scron II               Mezz                    $8,500,000.00       $6,664,769.25
Grand Plaza            Bridge                 $25,382,233.00      $20,281,974.40
Tropical Gardens       Bridge                  $8,800,000.00       $7,040,000.00
Dylan Hotel            Bridge                 $14,000,000.00      $11,900,000.00
Concord & Henry        Bridge                  $5,000,000.00       $4,000,000.00
Palmetto Village       Bridge                  $9,130,000.00       $7,304,000.00

TOTAL                                         $86,603,234.00      $69,402,171.80